UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53868 (Commission File Number)	30-0696883 (IRS Employer Identification No.)

7065 Confederate Park Road, Suite 102
Fort Worth, Texas  76108
(Address of principal executive offices)(Zip Code)

(817) 744-8502
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sales of Equity Securities.

On June 25, 2013, the registrant authorized the issuance of a total of 4,201,007 restricted shares of its common stock for the following:
•	1,591,675 shares to S. Jeffrey Johnson for accrued salary of $63,667, including a tax gross-up adjustment of 25%;
•	1,568,750 shares to Jayme Wollison for accrued salary of $62,750, including a tax gross-up adjustment of 25%;
•
757,249 shares to S. Jeffrey Johnson for the June 1, 2013 installment of his Restricted Share issuance required under his employment agreement and the 25% tax gross-up payments related to the March 1, 2013 and June 1, 2013 installments of his Restricted Share issuance; and

•	283,333 shares to two employees of the registrant, as required under the terms of their employment arrangements with the registrant.

The shares issued to Messrs. Johnson and Wollison were valued at $0.05 per share, which was less than the June 25, 2013 closing price of $0.0353.

The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act, as these persons were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant’s business and had access to the kind of information which registration would disclose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP.
(Registrant)

June 27, 2013	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chief Executive Officer